EXHIBIT 99.2

Heritage-Crystal Clean, Inc. Corrects 2008 First Quarter Financial Results Monday May 12, 2008

ELGIN, Ill., May 12, 2008 (PRIME NEWSWIRE) -- This release replaces our press release dated May 1, 2008. This latest release reflects the recording of an additional deferred tax asset of $2.3 million in the March 22, 2008 balance sheet in connection with our reorganization. This changed our net long-term deferred taxes from a liability to an asset and increased stockholders' equity by $2.3 million. This correction resulted in no change to our previously released consolidated statement of operations. A corrected version of our announcement of our 2008 first quarter results is set forth below.

Heritage-Crystal Clean, Inc. (Nasdaq:HCCI), a leading provider of parts cleaning, hazardous and non-hazardous waste services to small and mid-sized customers, today announced results for the first quarter of fiscal year 2008.

Highlights include:

 * Sales increased 20%, to $23.0 million, compared to $19.2 million in the first quarter of fiscal 2007.

 * We increased our total branch count by 5 during the quarter, bringing the total to 54.

 * Same-branch sales growth was 17%, measured for the 46 branches which were in operation at the start of the year-ago quarter.
   Excluding those branches which transferred customers to new branch openings, the remaining 41 branches experienced sales growth of
   18%.

 * Average daily sales increased to $390,000, compared to $325,000 in the first quarter of fiscal 2007.

During the first quarter, the Company completed its initial public offering of common stock (IPO). The Company recorded a net loss of $2.8 million for the quarter, which was negatively impacted by non-cash stock compensation expense, and deferred income taxes recorded upon our conversion from an LLC to a "C" corporation.

Mr. Joseph Chalhoub, President and Chief Executive Officer of Heritage-Crystal Clean, Inc. commented, "I was pleased with our first quarter as we achieved results consistent with our expectations. Sales were strong, increasing 20% over the first quarter of 2007. We have implemented programs so that we will continue to grow throughout the year and increase profitability."

Mr. Greg Ray, Chief Financial Officer and VP of Business Management, added, "Our first quarter pro forma EPS (loss) of $(0.48) was greatly affected by the costs related to going public. Upon completion of our IPO, we granted stock options and recorded other non-cash stock compensation expense totaling $3.2 million ($1.9 million net of taxes), and we recorded a net deferred tax charge of $2.2 million resulting from our conversion to a 'C' corporation. Pro forma EPS for the first quarter of 2007 was $0.13, which included a net benefit of $0.8 million related to the termination of a contract for used solvent sales." The pro forma EPS is calculated as if we had been a "C" corporation as of the beginning of 2007.

Safe Harbor Statement

All references to the "Company," "we," "our," and "us" refer to Heritage-Crystal Clean, Inc., and its subsidiaries.

This release contains forward-looking statements that are based upon current management expectations. Generally, the words "aim," "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," "will be," "will continue," "will likely result," "would" and similar expressions identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other important factors include, among others: our ability to comply with the extensive environmental, health and safety and employment laws and regulations that our Company is subject to; changes in environmental laws that affect our business model; competition; claims relating to our handling of hazardous substances; the limited demand for our used solvent; our dependency on key employees; our ability to effectively manage our extended network of branch locations; warranty expense and liability claims; personal injury litigation; dependency of suppliers; economic conditions and downturns in the business cycles of automotive repair shops, industrial manufacturing business and small businesses in general; increased solvent, fuel and energy costs; the control of The Heritage Group over our Company; and the risks identified in our filings with the Securities and Exchange Commission, including our Registration Statement on Form S-1. Given these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. We assume no obligation to update or revise them or provide reasons why actual results may differ. The information in this release should be read in light of such risks and in conjunction with the consolidated financial statements and the notes thereto included elsewhere in this release.

About Heritage-Crystal Clean, Inc.

Heritage-Crystal Clean, Inc. provides parts cleaning, hazardous and non-hazardous waste services to small and mid-sized customers in both the manufacturing and automotive service sectors. Our service programs include parts cleaning, containerized waste management, used oil collection, and vacuum truck services. These services help our customers manage their used chemicals and liquid and solid wastes, while also helping to minimize their regulatory burdens. Our customers include businesses involved in vehicle maintenance operations, such as car dealerships, automotive repair shops, and trucking firms, as well as small manufacturers, such as metal product fabricators and printers. Heritage-Crystal Clean, Inc. is headquartered in Elgin, Illinois, and operates through more than 50 branches serving over 36,000 customer locations.

The Heritage-Crystal Clean, Inc. logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=4974

Conference Call

The company hosted a conference call on Friday, May 2, 2008 at 9:30 AM Central Time, during which management made a brief presentation focusing on the company's operations and financial results. An audio file of the conference call will be available on our website for thirty days following the call www.crystal-clean.com.

 Financial Statements

                    Heritage-Crystal Clean, Inc.
                    Consolidated Balance Sheets
                           (Unaudited)

                                           March 22,     December 29,
                                             2008            2007
                                         ------------    ------------

 ASSETS

 Current Assets:
 Cash and cash equivalents               $    278,730    $    479,364
 Accounts receivable, net of allowance
  for doubtful accounts of $693,540
  and $1,129,657 at March 22, 2008 and
  December 29, 2007, respectively          14,133,781      13,446,073
 Inventory                                 12,006,044      10,447,373
 Deferred income taxes                        764,734              --
 Prepaid and other current assets           1,283,107       1,207,426
                                         ------------    ------------
 Total Current Assets                      28,466,396      25,580,236
 Fixed assets, net of accumulated
  depreciation                             19,977,594      19,420,294
 Deferred offering costs                           --       1,275,694
 Deferred income taxes                        662,759              --
 Software costs, net of accumulated
  amortization                              1,725,664       1,707,395
                                         ------------    ------------
 Total Assets                            $ 50,832,413    $ 47,983,619
                                         ============    ============

 LIABILITIES AND STOCKHOLDERS' EQUITY

 Current Liabilities:
 Accounts payable                        $  7,160,674    $  7,257,643
 Accrued salaries, wages, and benefits      1,225,313       1,559,941
 Taxes payable                                867,400         983,128
 Other accrued expenses                     1,155,233       1,169,260
                                         ------------    ------------
 Total Current Liabilities                 10,408,620      10,969,972
 Note payable - bank                          755,000      22,045,000
                                         ------------    ------------
 Total Liabilities                       $ 11,163,620    $ 33,014,972

 Redeemable Capital Units                $         --    $  2,261,391

 STOCKHOLDERS' EQUITY:

 Preferred members capital               $         --    $ 14,703,813
 Common members capital                            --         367,932
 Common stock - 15,000,000 Shares
  authorized at $0.01 par value,
  10,675,390 shares issued and
  outstanding at March 22, 2008               106,754              --
 Additional paid-in capital                42,351,798              --
 Accumulated deficit                       (2,789,759)     (2,364,489)
                                         ------------    ------------
 Total Stockholders' Equity              $ 39,668,793    $ 12,707,256
                                         ------------    ------------
 Total Liabilities and Stockholders'
  Equity                                 $ 50,832,413    $ 47,983,619
                                         ============    ============

                    Heritage-Crystal Clean, Inc.
                Consolidated Statements of Operations
                            (Unaudited)

                                                Quarters Ended

                                           March 22,       March 24,
                                             2008            2007
                                         ------------    ------------

 Sales                                   $ 22,997,443    $ 19,188,100
 Cost of sales                              6,285,691       5,004,195
 Cost of sales - inventory impairment
  (note 1)                                         --       2,182,330
                                         ------------    ------------
   Gross profit                          $ 16,711,752    $ 12,001,575
                                         ------------    ------------
 Operating costs                           11,516,055       9,281,083
 Selling, general, and administrative
  expenses (note 2)                         6,631,109       3,100,592
 Proceeds from contract termination
  (note 1)                                         --      (3,000,000)
                                         ------------    ------------
   Operating income (loss)               $ (1,435,412)   $  2,619,900
                                         ------------    ------------

 Other (income) expenses:
 Interest expense - net                       352,690         340,027
                                         ------------    ------------
 Income (loss) before income taxes         (1,788,102)      2,279,873

 Provision for income taxes (note 3)          980,168              --
                                         ------------    ------------
 Net income (loss)                         (2,768,270)      2,279,873
 Preferred return                             339,188         390,299
                                         ------------    ------------
 Net income (loss) available to common
  shareholders                           $ (3,107,458)   $  1,889,574
                                         ============    ============

 Pro forma data:
 Net income (loss)                         (2,768,270)      2,279,873

 Pro forma provision for income taxes         497,246         932,468
 Return on preferred and mandatorily
  redeemable capital units                    372,474         405,232
                                         ------------    ------------
 Pro forma net income (loss) available
  to common members                      $ (3,637,990)   $    942,173
                                         ============    ============

 Net income (loss) per share: basic and
  diluted                                $      (0.48)   $       0.13
                                         ============    ============

 Number of weighted average common shares
  outstanding: basic and diluted            7,619,719       7,202,290
                                         ============    ============

 Notes:

 1. In the first fiscal quarter of 2007, we received $3.0 million from the termination of a contract for our used solvent with a customer who had failed to meet their volume purchase obligations. We recorded cost of sales of $2.2 million to reduce solvent
    inventories to net realizable value in connection with this settlement.

 2. The first fiscal quarter of 2008 includes non-cash employee share-based compensation charges of approximately $3.2 million
    ($1.9 million net of tax) related to employee stock options granted upon completion of our initial public offering which vested immediately, and also related to the vesting of certain Key
    Employee Membership Interest Trust "KEMIT" units.

 3. The first fiscal quarter of 2008 includes a net deferred tax charge of $0.9 million. This is composed of a one-time charge of
    $2.2 million reflecting the net of deferred tax assets and deferred tax liabilities at the time of the reorganization of the
    LLC to a "C" corporation, partially offset by a deferred tax asset of $1.3 million recorded in connection with the share-based compensation charge recorded as discussed above in Note 2.

CONTACT:  Heritage-Crystal Clean, Inc.
          Greg Ray, Chief Financial Officer
           and VP Business Management
          (847) 836-5670